EXHIBIT 9(b)

BROWN & WOOD LLP

ONE WORLD TRADE CENTER

NEW YORK, N.Y. 10048-0557

TELEPHONE: 212-839-5300

FACSIMILE: 212-839-5599

September , 1999

Merrill Lynch Minnesota Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

      We consent to the filing in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (File Nos. 33-44734 and 811-4375) of our opinion dated February 12, 1992 originally filed on February 13, 1992 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

Very truly yours,

/s/ BROWN & WOOD LLP